EVERS
& HENDRICKSON LLP
-----------------------
155 Montgomery Street, 12th Floor, San Francisco, CA 94104     Antoine M. Devine
                                                                         Partner

                                                           Direct (415) 772-8109
                                                             Main (415) 772-8100
                  March 1, 2000                               Fax (415) 772-8101
                                                             devine@everslaw.com

Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      Express Investments Associates, Inc., Legality of Shares

Dear Madam/Sirs:

         We have made reasonable inquiry and are of the opinion that the securities being offered, will, when sold, be legally issued, fully paid and non-assessable.

         We are not opining as to any other statements contained in the Form SB-2 registration statement, nor as to matters that occur after the date thereof.

                                                  Very truly yours,

                                          EVERS & HENDRICKSON, LLP

                                          /s/ Antoine M. Devine
                                          ---------------------------------
                                          By: Antoine M. Devine, Partner

cc:      Bob Hemmerling